Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been prepared in accordance with Article 11 of Regulation S‑X, Pro Forma Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020, which requires the depiction of the accounting for the transaction, which we refer to as “transaction accounting adjustments,” and allows, but does not require, presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur, which we refer to as “management’s adjustments.” QNB has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma condensed combined financial information. Pro forma adjustments are included only to the extent they are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the unaudited pro forma combined statement of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma statements and are described in the accompanying notes. QNB’s management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

The unaudited pro forma combined consolidated balance sheet combines the historical consolidated balance sheets of QNB and Victory, giving effect to the merger as if it had been consummated on March 31, 2026. The unaudited pro forma combined consolidated statements of income for the three months ended March 31, 2026 and for the year ended December 31, 2025 combine the historical consolidated statements of income of QNB and Victory, giving effect to the merger as if it had been consummated on January 1, 2025.

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the merger based on the historical financial statements and accounting records of QNB and Victory after giving effect to the merger, including the issuance of common shares of QNB common stock to Victory’s shareholders pursuant to the merger agreement, and the merger-related pro forma adjustments as described in the notes below. The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting. Under this method, Victory’s assets and liabilities as of the date of the acquisition will be recorded at their respective fair values and added to those of QNB. Any difference between the purchase price for Victory and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense but instead will be reviewed for impairment at least annually. Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by QNB in connection with the acquisition will be amortized to expense over their estimated useful lives. The financial statements of QNB issued after the acquisition will reflect the results attributable to the acquired operations of Victory beginning on the date of completion of the acquisition, April 1, 2026.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under GAAP are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the pro forma income statement information does not include anticipated cost savings or revenue enhancements, which management believes will result from combining certain operating procedures, nor does it include future one-time merger-related expenses which will be expensed against income.

Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact QNB’s consolidated statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities.

The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during this period.

The unaudited pro forma condensed combined consolidated financial information has been derived from, and should be read in conjunction with: (i) the historical audited consolidated financial statements of QNB and the related notes in QNB's Annual Report on Form 10-K for the year ended December 31, 2025, and the unaudited historical consolidated financial statements of QNB and the related notes in QNB's Quarterly Report on Form 10-Q for the period ended March 31, 2026, and (ii) the historical audited financial statements of Victory and related notes which are filed herewith as Exhibit 99.1.

The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of QNB common stock or the actual or future results of operations of QNB for any period. Actual results may be materially different than the pro forma information presented.

The merger is being accounted for as a business combination using the acquisition method with QNB as the accounting acquirer in accordance with Accounting Standards Codification ("ASC") Topic 805, Business Combinations. The aggregate purchase consideration will be allocated to Victory's assets and liabilities assumed based on their estimated fair values and the date of completion of the merger. The process of valuing the net assets of Victory immediately prior to the merger, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the purchase consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill,

Upon completion of the merger, a final determination of the fair value of Victory assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combines financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined Company's statement of income. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information.

QNB CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT MARCH 31, 2026

($ in thousands)	QNB	Victory	Combined	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Cash and due from banks	$17,632	$8,671	$26,303	$(2)	A	$26,301
Fed Funds sold	—	3,000	3,000	—		3,000
Interest-bearing deposits in banks	38,971	8,882	47,853	—		47,853
Cash and equivalents	56,603	20,553	77,156	(2)		77,154
Investment securities available-for-sale, at fair value	528,007	8,261	536,268	4,344	B, I	540,612
Investment securities held-to-maturity, at amortized cost	—	7,393	7,393	(7,393)	B	—
Restricted investment in stocks	7,427	1,452	8,879	—		8,879
Loans held for sale	1,199	—	1,199	—		1,199
Loans	1,282,773	409,434	1,692,207	(542)	C	1,691,665
Allowance for Credit Losses	(9,531)	(3,434)	(12,965)	413	D	(12,552)
Loans, net	1,273,242	406,000	1,679,242	(129)		1,679,113
Premises and equipment	17,947	3,196	21,143	817	N	21,960
Goodwill	—	—	—	11,145	E	11,145
Other intangible assets	—	—	—	7,916	F	7,916
Bank-owned life insurance	12,367	6,128	18,495	—		18,495
Net deferred tax assets	13,963	402	14,365	(1,697)	G	12,668
Other assets	12,368	3,818	16,186	—		16,186
Total Assets	$1,923,123	$457,203	$2,380,326	$15,001		$2,395,327
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Noninterest Bearing	$187,580	$71,161	$258,741	—		$258,741
Interest Bearing	1,465,851	338,060	1,803,911	(56)	H	1,803,855
Total Deposits	1,653,431	409,221	2,062,652	(56)		2,062,596
Short-term borrowings	86,806	—	86,806	—		86,806
Subordinated debt	39,318	17,392	56,710	(2,718)	I	53,992
Other liabilities	12,184	828	13,012	433	N	13,445
Total Liabilities	1,791,739	427,441	2,219,180	(2,341)		2,216,839
Stockholders’ equity:
Common stock	2,496	2,142	4,638	(1,406)	J	3,232
Paid in capital	30,268	15,801	46,069	30,567	K	76,636
Retained earnings	149,689	12,135	161,824	(12,135)	L	149,689
Accumulated other comprehensive loss, net of taxes	(47,032)	(316)	(47,348)	316	M	(47,032)
Treasury stock, at cost	(4,037)	—	(4,037)	—		(4,037)
Total Stockholders’ Equity	131,384	29,762	161,146	17,342		178,488
Total Liabilities and Stockholders’ Equity	$1,923,123	$457,203	$2,380,326	$15,001		$2,395,327

See accompanying notes to unaudited pro forma condensed combined financial statements

QNB CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2025

($ in thousands, except per share data)	QNB	Victory	Pro Forma Adjustments	Notes	Pro Forma Combined
Interest income
Loans, including fees	$73,052	$26,352	$789	A	$100,193
Deposits with other banks & short-term investments	2,656	709	—		3,365
Investment securities	16,930	1,863	67	B	18,860
Total interest income	92,638	28,924	856		122,418
Interest expense
Deposits	35,133	12,916	(42)	C	48,007
Interest on borrowed funds	2,526	—	—		2,526
Interest on subordinated debt	3,750	1,632	(16)	D	5,366
Total interest expense	41,409	14,548	(58)		55,899
Net interest income	51,229	14,376	914		66,519
Provision (reversal of) for credit losses	449	(106)	—		343
Net interest income after (reversal of) provision for credit losses	50,780	14,482	914		66,176
Noninterest income
Fees for services to customers	1,986	625	—		2,611
ATM and debit card	2,991	—			2,991
Retail brokerage and advisory	648	—	—		648
Loss on sale of securities	—	—	—		—
BOLI income	338	—	—		338
Other noninterest income	994	289	—		1,283
Total noninterest income	6,957	914	—		7,871
Noninterest expense
Salaries and employee benefits	21,261	7,401	—		28,662
Occupancy and equipment	6,754	746	13	G	7,513
Third party services	3,069	1,161	—		4,230
Amortization of intangibles	—	—	1,439	E	1,439
Acquisition related expenses	1,138	—	—		1,138
Other noninterest expense	7,585	3,490	—		11,075
Total Noninterest expense	39,807	12,798	1,452		54,057
Income before income taxes	17,930	2,598	(538)		19,990
Income taxes	3,840	556	(116)	H	4,280
Net Income	$14,090	$2,042	$(422)		$15,710
Net income per share of common stock
Basic	$3.79	$1.02			$2.72
Diluted	$3.78	$0.98			$2.72
Weighted average shares outstanding, basic	3,715,806	1,992,465	(814,283)		4,893,988
Weighted average shares outstanding, diluted	3,729,246	2,086,279	(908,097)		4,907,428

See accompanying notes to unaudited pro forma condensed combined financial statements

QNB CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2026
($ in thousands, except per share data)	QNB	Victory	Pro Forma Adjustments	Notes	Pro Forma Combined
Interest income
Loans, including fees	$18,626	$6,733	$189	A	$25,548
Deposits with other banks and short-term investments	352	26	—		378
Investment securities	3,498	368	45	B	3,911
Total interest income	22,476	7,127	234		29,837
Interest expense
Deposits	7,668	2,725	(2)	C	10,391
Interest on borrowed funds	762	—	—		762
Interest on subordinated debt	937	472	(3)	D	1,406
Total interest expense	9,367	3,197	(5)		12,559
Net interest income	13,109	3,930	239		17,278
Provision for (reversal of) credit losses	300	(21)	—		279
Net interest income after provision for (reversal of) credit losses	12,809	3,951	239		16,999
Noninterest income
Fees for services to customers	513	141	—		654
ATM and debit card	741	21	—		762
Retail brokerage and advisory	203	—	—		203
Gain (loss) on sale of securities	—	(719)	—		(719)
BOLI income	92	47	—		139
Other noninterest income	252	40	—		292
Total noninterest income	1,801	(470)	—		1,331
Noninterest expense
Salaries and employee benefits	5,616	2,217	—		7,833
Occupancy and equipment	1,892	193	3	G	2,088
Third party services	814	438	—		1,252
Amortization of intangibles	—	—	360	E	360
Acquisition related expenses	888	5,018	1,317	F	7,223
Other noninterest expense	1,928	401	—		2,329
Total noninterest expense	11,138	8,267	1,680		21,085
Income before income taxes	3,472	(4,786)	(1,441)		(2,755)
Income taxes	707	(1,007)	(310)	H	(610)
Net Income	$2,765	$(3,779)	$(1,131)		$(2,145)
Net income per share of common stock
Basic	$0.74	$(1.85)			$(0.43)
Diluted	$0.73	$(1.85)			$(0.43)
Weighted average shares outstanding, basic	3,760,664	2,038,969	(860,787)		4,938,846
Weighted average shares outstanding, diluted	3,775,579	2,038,969	(860,787)		4,953,761

See accompanying notes to unaudited pro forma condensed combined financial statements

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X. As discussed in following notes, certain adjustments were made to align Victory with QNB’s accounting policies and financial statement presentation. The review of Victory’s accounting policies and financial statement presentation is preliminary, and additional differences could be identified prior to completion of the merger.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under the provisions of ASC Topic 805, Business Combinations, with QNB identified as the accounting acquirer. The fair value concepts applied are consistent with ASC Topic 820, Fair Value Measurement. Under ASC 805, the assets acquired and liabilities assumed in a business combination are generally recognized and measured at their estimated fair values as of the acquisition date. Transaction costs associated with the merger are expensed as incurred. Any excess of the purchase consideration over the estimated fair value of net assets acquired will be allocated to goodwill.

On November 12, 2025, the Financial Accounting Standards Board (FASB) issues ASU 2025-08, amending ASC 326 to expand use of the gross-up approach in ASC 326, Credit Losses, to all purchased seasoned loans. This approach was previously only applied to purchased credit deteriorated (PCD) assets. Purchased seasoned loans are defined as loans that are not PCD assets, credit card receivables, debt securities or trade receivables that are acquired in a business combination, or obtained through a transfer that is not a business combination or initially recognized through the consolidation of a variable interest entity, if certain seasoning criteria are met.

A loan is considered seasoned if it is obtained more than 90 days after its origination date and the transferee was not involved in the origination. The guidance is effective for fiscal years beginning after December 15, 2026, including interim periods within those years.

Entities are required to apply the guidance prospectively. Early adoption is permitted; therefore, QNB adopted ASU 2025-08 as of the acquisition date of the merger.

The pro forma allocation of the purchase price is based on preliminary estimates and assumptions and is subject to change. QNB has not finalized its analysis on the fair value of Victory’s assets and liabilities. Preliminary estimates have been developed for certain intangible assets and select financial assets and liabilities. Other assets and liabilities are presented at their historical carrying amounts and should be considered preliminary. The final allocation of the purchase price will be completed within the 12-month measurement period following the acquisition date, in accordance with ASC Topic 805. A final determination of fair values will be based on Victory’s actual assets and liabilities as of the closing date of the merger and may differ materially from the preliminary estimates presented herein.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical consolidated balance sheets of QNB and Victory, giving effect to the merger as if it had occurred on March 31, 2026. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2026 and for the year ended December 31, 2025 combine the historical results of QNB and Victory, giving effect to the merger as if it had occurred on January 1, 2025.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the merger been completed on the dates indicated, nor is it indicative of future results or financial position of QNB following the merger.

2. Purchase Price and Preliminary Allocation

The following table summarized the purchase price for Victory:

Supporting Details on Valuation and Calculation of Purchase Price
QNB Corp. Share price (Close of business on March 31, 2026)	$39.98
The Victory Bancorp, Inc. shares outstanding	2,142,269
Exchange ratio	0.550
Converted Company Common Shares	1,178,248
Fractional shares	(66)
QNB Corp shares issued to The Victory Bancorp, Inc. shareholders	1,178,182
Cash in leiu of fractional shares ($39.446 per share)	$2
Value of stock issued	47,104
Transaction Value	$47,106

QNB Corp. par value per share and allocation (consolidated):
J) Common stock ($0.625 par)	$736
J) Paid in Capital	$46,368

The following table summarizes the allocation of the preliminary estimated purchase consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Victory, as if the merger had been completed on March 31, 2026, with the excess recorded to goodwill:

Supporting Details on Calculation of Goodwill	Victory Book Value	Fair Value Adjustments	Fair Value
Purchase price			$47,106
Recognized amounts of identifiable assets acquired and liabilities assumed:
Cash and equivalents	$20,553	$—	$20,553
Investment securities	15,654	(49)	15,605
Loans, net	406,000	(129)	405,871
Premises and equipment	3,196	817	4,013
Core deposit intangible	—	7,916	7,916
Other assets	11,800	(1,697)	10,103
Deposits	(409,221)	56	(409,165)
Borrowings	(17,392)	(282)	(17,674)
Other liabilities	(828)	(433)	(1,261)
Total identifiable net assets	29,762	6,199	35,961
Goodwill	—	11,145	11,145
Total Allocation	$29,762	$17,344	$47,106

3. Adjustments to the Pro Forma Condensed Combined Balance Sheet

The following are descriptions of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

1.
Cash paid in lieu of fractional shares upon conversion of Victory shares to QNB shares
2.
Includes reclassification of held-to-maturity securities to available-for-sale and negative fair value adjustment on reclassified assets of $49,000.
3.
Reflects purchase accounting adjustment to record Victory’s loans at fair value, as well as, the gross-up for estimated lifetime credit losses on purchase credit deteriorated (“PCD”) loans, and reflects gross-up for the estimated lifetime credit losses on non‑purchased credit-deteriorated (“non‑PCD”) loans.
4.
Adjustment of Victory’s Allowance for Credit Losses (“ACL”) to reflect elimination of Victory’s ACL at closing, reflect the estimated lifetime credit losses on purchase credit deteriorated (“PCD”) loan, and reflect the estimated lifetime credit losses on non‑PCD loans.
5.
Please see Note 2 for the supporting documentation on the calculation of goodwill associated with the merger.
6.
Adjustment to record an estimated core deposit intangible of $7.9 million related to the merger.

7.
Adjustment to recognize net deferred tax associated with the fair value adjustments recorded in the merger.
8.
Adjustment to record estimated fair value adjustments on acquired certificates of deposits.
9.
Cancellation of $3.0 million of Victory Subordinated Debt owned by QNB and fair value adjustments.
10.
Adjustments to common stock to eliminate Victory’s common stock of $2.1 million par value and record the issuance of QNB common stock to Victory’s common stockholders of $736,000 par value based on the details of the purchase price presented in Note 2.
11.
Adjustments to paid in capital to eliminate Victory’s capital surplus of $15.8 million and record the issuance of QNB common stock in excess of par value to Victory’s common stockholders of $46.4 million (See Note 2).
12.
Adjustments to eliminate Victory’s retained earnings of $12.1 million.
13.
Adjustment to eliminate Victory’s accumulated other comprehensive loss of $316,000.
14.
Record the net positive fair value of land and building acquired of $520,000. Write-off obsolete fixed assets of $136,000. Record right-of-use asset of $433,000 and related lease liability of $433,000 to conform Victory's accounting treatment of operating lease to QNB's accounting policy.

4. Adjustments to the Pro Form Condensed Combined Statements of Income

The following are descriptions of the pro forma adjustments reflected in the unaudited pro forma condensed combined statements of income. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

1.
Adjustment to interest income to record the estimated accretion for the net discount on acquired loans and leases.
2.
Adjustment to interest income to record the accretion of the fair value adjustments on acquired investment securities.
3.
Adjustment to interest expense to record the accretion of the fair value adjustment on acquired time deposits.
4.
Adjustment to interest expense to record the accretion of the fair value adjustment on acquired subordinated debt.
5.
Adjustment reflects the net increase in amortization of other intangible assets for the acquired core deposit intangible asset.
6.
Adjustment to reflect expected one-time merger related charges post-merger.
7.
Adjustments to occupancy and equipment expense to record the amortization of fair value adjustments on building acquired and leases assumed.
8.
Income taxes were adjusted to reflect the tax effects of Victory’s being taxed using QNB’s Federal and State statutory rate of 21.5%.